UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________
FORM 8-K/A

_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2022

_________________________
 Verint Systems Inc.
(Exact name of registrant as specified in its charter)

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Delaware	001-34807	11-3200514
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

175 Broadhollow Road
Melville,	New York	11747
(Address of principal executive offices, and zip code)

(631)	962-9600
(Registrant's telephone number, including area code)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value per share	VRNT	The NASDAQ Stock Market, LLC
(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

EXPLANATORY NOTE
This Amendment amends the Current Report on Form 8-K (the “Original Form 8-K”) filed by Verint Systems Inc. (“Verint” or the “Company”) with the United States Securities and Exchange Commission on September 7, 2022. The disclosure included in the Original Form 8-K otherwise remains unchanged.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Douglas Robinson as Chief Financial Officer

As part of the CFO succession plan that was previously disclosed in the Original Form 8-K, on December 20, 2022 (the “Effective Date”), Douglas Robinson retired and resigned as Chief Financial Officer of the Company. Mr. Robinson’s resignation did not result from a disagreement with the Company or the board of directors of the Company (the “Board”). Mr. Robinson will remain with Verint in an advisory role pursuant, and subject, to the terms and conditions set forth in a CFO Transition Agreement, dated as of the Effective Date, between the Company and Mr. Robinson (the “CFO Transition Agreement”).

Pursuant to the terms of the CFO Transition Agreement, Mr. Robinson will become a non-officer employee of the Company as of the Effective Date and will remain in that capacity until July 1, 2024, unless the agreement is earlier terminated by Mr. Robinson or the Company in accordance with the terms of the agreement (the earlier of such dates, the “Employment End Date,” and such period, the “Transition Period”). During the Transition Period, Mr. Robinson will serve as Special Advisor of the Company and will perform such duties and responsibilities as may be reasonably requested by the Chief Executive Officer or the Chief Administrative Officer. During the Transition Period, Mr. Robinson will receive a base salary of $10,000 per month and will be eligible to participate in the Company's employee welfare and fringe benefit plans in accordance with their terms. In addition, Mr. Robinson will remain eligible to receive his annual bonus for the fiscal year ending January 31, 2023 (but not for any subsequent period) in accordance with the terms of his employment agreement and all outstanding long-term incentive equity awards granted to Mr. Robinson prior to the first day of the Transition Period will continue in effect during the Transition Period subject to the same vesting and other terms and conditions under the applicable award agreements and the Company's equity plan. The Transition Period may be terminated by Mr. Robinson for any reason upon sixty days' prior written notice to the Company. The Transition Period may not be terminated by the Company other than for Cause (as defined in the CFO Transition Agreement). If the Company terminates the Transition Period for Cause, or if Mr. Robinson terminates the Transition Period for any reason, Mr. Robinson will have no rights to any payments and benefits under the CFO Transition Agreement or otherwise following the date of termination, other than for any earned but unpaid base salary through the effective date of such termination, and any unvested equity awards will be immediately forfeited and cancelled and any unpaid bonus will be forfeited.

The foregoing description of the CFO Transition Agreement is only a summary and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K/A and is incorporated by reference in this Item 5.02.

Appointment of Grant Highlander as Chief Financial Officer

On the Effective Date, Mr. Grant Highlander, 51 years of age, was appointed as the Company’s new Chief Financial Officer. Mr. Highlander will report to the Chief Executive Officer of the Company and the Audit Committee of the Board.

On the Effective Date, the Company and Mr. Highlander entered into a new employment agreement (the “Highlander Employment Agreement”), pursuant to which Mr. Highlander is entitled to receive a base salary of $400,000 per year (subject to such increases, if any, as may be determined from time to time in the sole discretion of Mr. Highlander's supervisor and/or the Compensation Committee (the “Committee”) of the Board). Additionally, Mr. Highlander will be eligible to receive an annual bonus award to be determined based upon the achievement of certain performance goals established by Mr. Highlander's supervisor (or the Committee, if applicable), with a target amount of $310,000 for the year ending January 31, 2024. Increases, if any, to Mr. Highlander's annual bonus target will be determined from time to time in the sole discretion of Mr. Highlander's supervisor (or the Committee, if applicable). In addition to the base salary, and annual bonus eligibility, Mr. Highlander will receive employee benefits and be entitled to participate in all employee benefit plans in a manner commensurate with other senior executive officers of the Company, in each case, in accordance with applicable Company policy and the applicable plan.

Pursuant to the Highlander Employment Agreement, Mr. Highlander’s employment is “at will,” meaning that either the Company or Mr. Highlander may terminate Mr. Highlander’s employment at any time for any reason or for no reason, with or without Cause (as defined in the Highlander Employment Agreement); provided that Mr. Highlander will be required to give the Company at least 60 days advance written notice of any resignation of his employment with the Company.

In the event of a voluntary termination of Mr. Highlander's employment (termination by the Company for Cause or resignation by Mr. Highlander other than for Good Reason (as defined in the Highlander Employment Agreement)), Mr. Highlander will be entitled to receive (a) any unpaid base salary accrued through the date of termination, (b) to the extent permitted by the Company's vacation policy or to the extent required by applicable law, payment for accrued but unused vacation, (c) such employee benefits, if any, as to which Mr. Highlander may be entitled under the employee benefit plans of the Company, and (d) any amounts owed by the Company to Mr. Highlander pursuant to the indemnity provisions in Section 13(c) of the Highlander Employment Agreement (the amounts described in clauses (a) through (d) above being referred to as the “Accrued Rights”).

In the event of an involuntary termination of Mr. Highlander's employment (termination by the Company without Cause or resignation by Mr. Highlander for Good Reason) not in connection with a Change in Control Termination (as defined in the Highlander Employment Agreement), Mr. Highlander is entitled to receive, subject to his execution of a release and continued compliance with the restrictive covenants described below, (a) the Accrued Rights, (b) severance consisting of a lump sum payment equal to 12 months of base salary, (c) a pro-rated portion of his annual bonus for such year during which the termination occurred, (d) an amount equal to 100% of his average annual bonus measured over the last three years, and (e) reimbursement for 12 months of health insurance premiums.

In the event Mr. Highlander’s employment is terminated as a result of his death, his estate will be entitled to receive (a) the Accrued Rights, and (b) a pro-rated portion of his annual bonus for such year during which the termination occurred. In addition, the Company will reimburse Mr. Highlander's spouse and eligible dependents for 12 months of health insurance premiums. In the event Mr. Highlander's employment is terminated as a result of his Disability (as defined in the Highlander Employment Agreement), Mr. Highlander or his estate (as the case may be) will be entitled to receive (a) the Accrued Rights, (b) a lump sum cash payment equal to the greater of (x) six months or (y) the number of full and partial months from the date of termination of employment and until the date on which Mr. Highlander would be eligible to receive benefits under the Company's long-term disability plan applicable to Mr. Highlander (but in no event more than 12 months) (such period, the “Overlap Period”) of his base salary, as in effect on the date of termination; (c) reimbursement for health insurance premiums for the Overlap Period; and (d) a pro-rated portion of Mr. Highlander's annual bonus for the year of termination.

In the event of an involuntary termination of Mr. Highlander's employment (termination by the Company without Cause or resignation by Mr. Highlander for Good Reason), in either case, in a manner that qualifies as a Change in Control Termination, Mr. Highlander is entitled to receive, subject to his execution of a release and continued compliance with the restrictive covenants described below, the Accrued Rights, as well as enhanced cash severance equal to the sum of 1.5 times his base salary and target bonus, plus a pro-rated target bonus for the year of termination. Other payments or benefits triggered by a termination event, such as advanced notice or reimbursement of health insurance premiums, would continue to apply on the same basis as described above.

The Highlander Employment Agreement does not provide for equity acceleration in the case of an involuntary termination of Mr. Highlander's employment not in connection with a Change in Control Termination. In the event of an involuntary termination of employment in connection with a Change in Control, the Highlander Employment Agreement provides for acceleration of all unvested equity awards. The Highlander Employment Agreement also provides that all of Mr. Highlander's outstanding equity awards will become fully vested if not assumed in connection with such Change in Control.

The Highlander Employment Agreement provides for customary restrictive covenants, with a restricted period ranging from 12 to 24 months, including a non-compete, a non-solicitation of customers and employees, and an indefinite non-disclosure provision. It also contains a clawback provision which allows the Company to recoup from Mr. Highlander, or cancel a portion of Mr. Highlander's incentive compensation (including bonuses and equity awards) for a particular year if the Company is required to restate its financial statements for that year due to material noncompliance with any financial reporting requirement under the U.S. securities laws as a result of his misconduct. The clawback applies from and after the year in which the Highlander Employment Agreement was first signed and to performance-based awards made during the term of the agreement which were paid based on the results required to be restated. The amount to be recovered or forfeited is the amount by which the incentive compensation in the year in question exceeded the amount that would have been awarded had the financial statements originally been filed as restated. In addition, Mr. Highlander will be subject to any clawback or recoupment policy adopted, modified or implemented by the Company pursuant to applicable law, government regulation or stock exchange listing requirement.

In connection with Mr. Highlander's appointment, he received a grant of 27,500 restricted stock units pursuant to the Company's equity plan, which will vest in equal parts on each of December 20, 2023, December 20, 2024, and December 20, 2025.

The foregoing description of the Highlander Employment Agreement is only a summary and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K/A and is incorporated by reference in this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

    (d) Exhibits.

Exhibit
Number	Description

10.1	CFO Transition Agreement, dated as of December 20, 2022, between Verint Systems Inc. and Douglas Robinson
10.2	Employment Agreement, dated as of December 20, 2022, between Verint Systems Inc. and Grant Highlander
104	Cover Page Interactive Data File (embedded within XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERINT SYSTEMS INC.

Date:	December 20, 2022

		By:	/s/ Peter Fante
			Name:	Peter Fante
			Title:	Chief Administrative Officer